Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            We consent to the incorporation by reference in the registration statement on Form SB-2 of Reclamation Consulting and Applications, Inc., of our report dated September 2, 2004 on our audit of the results of operations and cash flows of Reclamation Consulting and Applications, Inc. for the year ended June 30, 2004, and the reference to us under the caption "Experts".

/s/ KABANI & COMPANY, INC.
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Kabani & Company, Inc.
Los Angeles, California
December 14, 2005